Exhibit 10.5

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 5, 2014 by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Company”), Caesars Growth Partners, LLC, a Delaware limited liability company (“Growth Partners”), and Caesars Growth Bonds, LLC, a wholly owned subsidiary of Growth Partners and a Delaware limited liability company (the “Seller”).

RECITALS

WHEREAS, the Seller is the beneficial owner of the aggregate principal amount of the Company’s 5.625% Senior Notes due 2015 (the “Notes”) set forth on Schedule A hereto; and

WHEREAS, the Seller desires to sell all of the Notes beneficially owned by the Seller, and the Company desires to purchase from the Seller all of the Seller’s Notes, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall sell, convey, transfer, assign and deliver to the Company, free and clear of any Liens, and the Company shall purchase and acquire from the Seller (the “Purchase”), all of the Seller’s Notes, in exchange for a cash payment equal to: (a) the purchase price set forth on Schedule A hereto plus (b) the amount of accrued and unpaid interest in respect of the Seller’s Notes from and including the date interest was last paid on the Notes through but excluding the Closing Date; provided, however, if the Closing Date occurs after a record date for the payment of interest on the Notes, but on or before the date of payment, then an amount equal to the accrued interest in respect of the Seller’s Notes that would be paid to the Seller on the next interest payment date would be excluded.

Section 1.2 Withholding. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by the Company, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Seller.

ARTICLE II

THE CLOSING AND OTHER OBLIGATIONS

Section 2.1 Closing; Closing Date. The closing of the purchase and sale of the Notes contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m. local time, on the date of the closing of the Financing (as defined below), provided all the other conditions to the Closing set forth in Articles V and VI shall have been satisfied (or waived by the party entitled to waive the same) on such date (or are reasonably expected to be satisfied at Closing), or at such other time, place and date that the parties may agree in writing. The date upon which the Closing occurs is referred to as the “Closing Date.”

Section 2.2 Transactions to be Effected at Closing. At the Closing, the following transactions shall be effected by the parties:

(a) The Seller shall deliver to the Company: (i) certificates (or such other appropriate evidences of ownership) representing all of the Seller’s Notes; (ii) if requested by the applicable trustees for the Notes, an assignment form (or other similar documentation) to such trustees to effect the transfer and assignment of the Notes to the Company; and (iii) a certificate or certificates, in compliance with Treasury Regulation Section 1.1445-2, certifying that the Purchase is exempt from withholding under Section 1445 of the Code.

(b) The Company shall pay to the Seller, by wire transfer of immediately available funds to the bank account designated in writing by the Seller prior to the Closing Date, the amount payable to the Seller pursuant to Section 1.1 in respect of the Seller’s Notes.

Section 2.3 Growth Partners’ Commitment. Growth Partners hereby agrees that it will participate as a lender of Term B-7 Loans under the Company’s Second Amended and Restated Credit Agreement dated as of March 1, 2012, provided that (a) Growth Partner’s funding of the purchase of the Term B-7 Loans from the Company or the arranger with respect to such loans shall not occur prior to the Closing hereunder, (b) the aggregate principal amount of the Term B-7 Loans purchased shall not exceed the amount payable to the Seller pursuant to Section 1.1 in respect of the Notes (but may be a lesser amount as determined by the arranger), and (c) such additional Term B-7 Loans of the Seller shall be on the same terms and conditions as the Term B-7 Loans held by the other lenders with respect thereto. The agreement set forth in this Section 2.3 shall terminate if this Agreement terminates without the Closing occurring.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Company as follows:

Section 3.1 Authority; Execution and Delivery; Enforceability.

(a) The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Purchase. The sale, conveyance, transfer, assignment and delivery of the Seller’s Notes to the Company has been authorized by all requisite action of the Seller.

(c) This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2 Ownership and Title. The Seller has good and valid title to the Notes set forth on Schedule A hereto, free and clear of all Liens. Upon delivery to the Company at the Closing of certificates (or such other appropriate evidences of ownership) representing the Notes held by the Seller, good and valid title to such Notes will pass to the Company, free and clear of all Liens. The Seller has not entered into any contract or agreement with, or granted any option or right to, any party (other than this Agreement) with respect to the Notes set forth on Schedule A hereto.

Section 3.3 Non-Contravention. The execution and delivery of this Agreement by the Seller does not and will not, the performance by the Seller of its obligations hereunder will not, and the consummation of the Purchase will not:

(a) constitute a violation or breach of any organizational or similar document pursuant to which the Seller was formed;

(b) constitute a default under or a violation or breach of, or require the consent of any Person under, any provision of any contract or agreement to which the Seller is a party;

(c) violate any Law or any Order applicable to the Seller; or

(d) result in the creation of any Lien on the Seller’s Notes.

Section 3.4 No Consents or Authorizations Required. No notice to, consent, approval or authorization of, or designation, declaration or filing with any Governmental Authority or other Person is required by the Seller with respect to the Seller’s execution or delivery of this Agreement, the Seller’s performance of its obligations hereunder, or the consummation of the Purchase.

Section 3.5 No Finder. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other advisory fees, costs, expenses, commissions or similar payments in connection with the Purchase based upon any arrangements or contract or agreement made by the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Seller as follows:

Section 4.1 Authority; Execution and Delivery; Enforceability.

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Purchase. The acquisition and purchase of the Seller’s Notes by the Company has been authorized by all requisite action of the Company.

(c) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.2 Non-Contravention. The execution and delivery of this Agreement by the Company does not and will not, the performance by the Company of its obligations hereunder will not, and the consummation of the Purchase will not:

(a) constitute a violation or breach of the certificate of incorporation, as amended, or the by-laws, as amended, of the Company;

(b) constitute a default under or a violation or breach of, or require the consent of any Person under, any provision of any contract or agreement to which the Company is a party; or

(c) violate any Law or Order applicable to the Company.

Section 4.3 No Consents or Authorizations Required. No notice to, consent, approval or authorization of, or designation, declaration or filing with any Governmental Authority or other Person is required by the Company with respect to the Company’s execution or delivery of this Agreement, the Company’s performance of its obligations hereunder, or the consummation of the Purchase.

Section 4.4 No Finder. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other advisory fees, costs, expenses, commissions or similar payments in connection with the Purchase based upon any arrangements or contract or agreement made by the Company.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Seller in writing) of the following conditions as of the Closing Date:

Section 5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true in all material respects as of the Closing Date.

Section 5.2 Legal Prohibition. No Law shall be in effect and no Order shall have been entered, in each case that (a) restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the Purchase, or (b) declares unlawful the Purchase.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company in writing) of the following conditions as of the Closing Date:

Section 6.1 Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

Section 6.2 Legal Prohibition. No Law shall be in effect and no Order shall have been entered, in each case that (a) restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the Purchase, or (b) declares unlawful the Purchase.

Section 6.3 Financing. The Company shall have received sufficient amount of net cash proceeds from the issuance of new Term B-7 Loans under its Second Amended and Restated Credit Agreement dated as of March 1, 2012 to refinance all of its existing indebtedness that matures in 2015 (the “Financing”) and Growth Partners shall not be in violation of Section 2.3.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

(a) by the mutual written consent of the Company and the Seller;

(b) by the Company, upon written notice to the Seller, if there has been a material violation, breach or inaccuracy of any representation or warranty of the Seller contained in this Agreement, which violation, breach or inaccuracy would cause the condition set forth in Section 6.1 not to be satisfied, and such violation, breach or inaccuracy has not been cured by the Seller within 5 calendar days after receipt by the Seller of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(c) by the Seller, upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation or warranty of the Company contained in this Agreement, which violation, breach or inaccuracy would cause the condition set forth in Section 5.1 not to be satisfied, and such violation, breach or inaccuracy has not been cured by the Company within 5 calendar days after receipt by the Company of written notice thereof from the Seller or is not reasonably capable of being cured prior to the Termination Date;

(d) by the Company or the Seller upon written notice to the other, if by the close of business on June 30, 2014, the Company has not consummated the Financing (the “Termination Date”); or

(e) by the Company or the Seller upon written notice to the other, if any Governmental Authority shall have issued a final, non-appealable Order preventing or otherwise prohibiting the consummation of the Purchase.

Section 7.2 Survival After Termination. If this Agreement is terminated in accordance with Section 7.1, this Agreement shall become void and of no further force and effect, except that the provisions of this Section 7.2 and Article VIII (Miscellaneous) shall survive the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Definitions. The following capitalized terms shall have the following meanings for all purposes of this Agreement:

(a) “Code” means the Internal Revenue Code of 1986, as amended.

(b) “Governmental Authority” means (i) any government, governmental authority, agency, commission, department, or other similar body, court, tribunal, arbitrator or arbitral body; (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(c) “Law” means any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority.

(d) “Lien” means any lien, mortgage, pledge, charge, security interest, right of first refusal, right of first offer, easement, restriction, covenant, condition, option or encumbrance.

(e) “Order” means any order, decision, judgment, writ, injunction, decree, award or other determination of any Governmental Authority.

(f) “Person” means any natural person, corporation, company, partnership, association, limited liability company, business enterprise, trust or other legal entity, including any Governmental Authority.

Section 8.2 Further Assurances. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with Article VII, each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the Purchase.

Section 8.3 Survival. Each representation and warranty contained in this Agreement shall survive the Closing.

Section 8.4 Expenses. Each party hereto shall pay all of its own fees, costs and expenses (including attorneys’ fees, costs and expenses) in connection with the preparation and negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the Purchase.

Section 8.5 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and the Seller.

Section 8.6 Entire Agreement. This Agreement contains all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, in respect of such subject matter. None of the Seller or the Company, or any of their respective representatives, directors, officers or stockholders, has made any representations or warranties, express or implied, of any nature whatsoever relating to the Seller or the Company or otherwise in connection with the Purchase, other than those representations and warranties expressly set forth in this Agreement.

Section 8.7 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile with receipt confirmed; or (c) if delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address set forth below, to the Persons indicated:

If to the Company, to:

Caesars Entertainment Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 407-6418

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Gregory A. Ezring, Esq.

                 Monica K. Thurmond, Esq.

Facsimile: (212) 373-2553

If to Growth Partners or the Seller, to:

c/o Caesars Growth Partners, LLC

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 888-1853

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10028

Attention: Raymond Y. Lin

                 Stephen Amdur

Facsimile: (212) 751-4864

Section 8.8 Waiver. Waiver of any provision of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same provision or a waiver of any other provision of this Agreement.

Section 8.9 Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the Company (in the case of any assignment by the Seller) or the Seller (in the case of any assignment by the Company), other than Growth Partners may assign its obligations under Section 2.3 to any of its subsidiaries, and any purported assignment or other transfer without such consent shall be void and unenforceable. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns.

Section 8.10 No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person not a party or a permitted assignee of a party to this Agreement.

Section 8.11 Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal Laws of the State of New York.

Section 8.12 Consent to Jurisdiction and Service of Process.

(a) Other than an Action for equitable relief as set forth in Section 8.12(b), any Action seeking to enforce any provision of, or, directly or indirectly arising out of or in any way relating to, this Agreement or the Purchase shall be brought in any New York state or federal court located in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.7 shall be deemed effective service of process on such party.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court referred to in Section 8.12(a), this being in addition to any other remedy to which they are entitled at law or in equity in one or more jurisdictions (whether concurrently or not) if and to the extent permitted by Law.

Section 8.13 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in any Action directly or indirectly arising out of or relating to this Agreement or the Purchase (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented or warranted, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

Section 8.14 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Senior Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

CAESARS GROWTH PARTNERS, LLC

By:	Caesars Acquisition Company,

Its Managing Member

By:	/s/ Craig J. Abrahams
Name:	Craig J. Abrahams
Title:	Chief Financial Officer

SELLER:

CAESARS GROWTH BONDS, LLC

By:	Caesars Growth Partners, LLC,

Its Sole Member

By:	Caesars Acquisition Company,

Its Managing Member

By:	/s/ Craig J. Abrahams
Name:	Craig J. Abrahams
Title:	Chief Financial Officer

[Signature Page to Note Purchase Agreement]

Schedule A

Title of Notes	CUSIP	Principal Amount of Notes Owned by Seller	Purchase Price Per $1,000 Principal Amount	Total Purchase Price
5.625% Senior Notes due 2015	413627AU4	$94,789,000	$1,048.75	$448,150,801.25
	413627BN9	$332,530,000

		$427,319,000